RWT Holdings, Inc.
Sponsor

Redwood Residential Acquisition Corporation
Seller

Sequoia Residential Funding, Inc.
Depositor

Sequoia Mortgage Trust 2011-2
Mortgage Pass-Through Certificates, Series 2011-2

$368,097,000 (Approximate)

Preliminary Term Sheet
September 15, 2011

U.S. Bank National Association
Trustee

Wells Fargo Bank, N.A.
Master Servicer and Securities Administrator

Credit Suisse Securities (USA) LLC
Underwriter and Lead Manager

Wells Fargo Securities, LLC
Co-Manager

STATEMENT REGARDING ASSUMPTIONS AS TO SECURITIES, PRICING ESTIMATES, AND OTHER INFORMATION

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates.  Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-221-1037.

The registration statement to which this offering relates is Commission File Numbers 333-159791 and 333-159791-01.  This free writing prospectus is not required to, and does not, contain all information that is required to be included in the base prospectus and the prospectus supplement that will be prepared for the securities offering to which this free writing prospectus relates.  This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The information in this free writing prospectus is preliminary, and may be superseded by an additional free writing prospectus provided to you prior to the time you enter into a contract of sale.  This preliminary free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to herein.  The securities are being offered when, as and if issued.  In particular, you are advised that these securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials.  A contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of securities to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.  You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.

The investment described in this free writing prospectus is a structured financial product.  These securities are complex instruments intended for sale only to sophisticated investors who understand and assume the risks involved with the purchase thereof.  The risks associated with the securities may significantly reduce an investor's expected yield and expected return of principal, and/or reduce an investor's ability to sell or obtain market value information about the securities.  Investors should independently evaluate the risks associated with the securities and consult their own professional advisors.  These risks may include, but may not be limited to:

•	The performance of the collateral may be correlated to economic or other factors that may diminish the value of the securities.

•	The performance of the collateral and the value of the securities may be largely dependent on the quality of the origination and servicing of the collateral.

•	Ratings issued on the securities by rating agencies may fail to predict the risks associated with the securities, and may be reduced or withdrawn by the rating agencies without warning.

•	The value of the securities may be diminished by market conditions unrelated to the performance of the securities.

None of the issuing entity, the depositor, or any of its affiliates prepared, provided, approved, or verified any statistical or numerical information presented herein, although that information may be based in part on loan level data provided by the issuing entity, the depositor, or its affiliates.

Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential are not applicable to these materials and should be disregarded.  Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

Sequoia Mortgage Trust 2011-2
Mortgage Pass-Through Certificates, Series 2011-2
PRELIMINARY TERM SHEET

Offered Certificates: $368,097,000 (Approximate)

Class	Expected Initial Class Principal Amount ($)(1)	Expected Ratings (Fitch)	Approximate Initial Interest Rate (%)	Expected WAL Mat. (Years)(1)	Expected Prin. Window Mat. (Months)(1)	Expected Initial Credit Enhancement	Minimum Denomination or Percentage Interest	Class Type
A-1	347,460,000	AAAsf	[3.900] (2)	4.92	10/11-8/34	7.40%	$100,000	Senior
B-1	10,319,000	AAsf	4.614 (3)	9.57	10/11-10/28	4.65%	$100,000	Subordinate
B-2	4,878,000	Asf	4.614 (3)	9.57	10/11-10/28	3.35%	$100,000	Subordinate
B-3	5,440,000	BBBsf	4.614 (3)	9.57	10/11-8/34	1.90%	$100,000	Subordinate

Non-Offered Certificates

Class	Expected Initial Class Principal Amount ($)(1)	Expected Ratings (Fitch)	Approximate Initial Interest Rate (%)	Expected WAL Mat. (Years)(1)	Expected Prin. Window Mat. (Months)(1)	Expected Initial Credit Enhancement	Minimum Denomination or Percentage Interest	Class Type
A-IO	347,460,000 (4)	AAAsf	[0.714] (5)	Not Offered Hereby				Notional/Senior
B-4	3,002,000	BBsf	4.614 (3)					Subordinate
B-5	4,128,254	NR	4.614 (3)					Subordinate
R	$0	NR	N/A					Residual
LT-R	$0	NR	N/A					Residual

Information is preliminary and subject to final collateral and legal review.  The analyses, calculations and valuations herein are based on certain assumptions and data provided by third parties that may vary from the actual characteristics of the final collateral.  Investors should rely on the information contained in the preliminary prospectus supplement.

(1)
The principal amounts and notional amounts presented in this term sheet are approximate and subject to a +/- 5% variance.  Weighted average lives and principal windows with respect to the Offered Certificates assume prepayments occur at the pricing speed of 15% CPR, calculated from the Expected Investor Settlement Date, assuming the Offered Certificates pay on the 25th of the each month beginning in October 2011.

(2)	The interest rate on the Class A-1 Certificates will be an annual rate equal to the lesser of (i) the Net WAC for such distribution date and (ii) approximately [3.900]%.
(3)	Net WAC. Net WAC is an annual rate equal to the weighted average of the net mortgage rates of the mortgage loans during the applicable period.
(4)
Notional amount.  The Class A-IO Certificates will not be entitled to distributions of principal.  The Class A-IO Certificates will accrue interest on a notional amount equal to the class principal amount of the Class A-1 Certificates immediately prior to such distribution date.

(5)	The interest rate on the Class A-IO Certificates will be an annual rate equal to the excess, if any, of the Net WAC over approximately [3.900]%.

Sequoia Mortgage Trust 2011-2
Mortgage Pass-Through Certificates, Series 2011-2
PRELIMINARY TERM SHEET

Issuer	Sequoia Mortgage Trust 2011-2

Title of Series	Sequoia Mortgage Pass-Through Certificates, Series 2011-2

Sponsor	RWT Holdings, Inc.

Seller	Redwood Residential Acquisition Corporation

Depositor	Sequoia Residential Funding, Inc.

Trustee	U.S. Bank National Association

Securities Administrator, Paying Agent, Certificate Registrar, and Authenticating Agent	Wells Fargo Bank, N.A.

Master Servicer	Wells Fargo Bank, N.A.

Servicers	First Republic Bank 52.95%; PHH Mortgage Corporation 26.94%; Wells Fargo Bank 7.98%; and SunTrust Mortgage 7.23%. No other servicer will service more than 5.00% of the mortgage loans.

Originators	First Republic Bank 52.95%; PHH Mortgage Corporation 26.94%; Wells Fargo Bank 7.98%; and SunTrust Mortgage 7.23%. No other originator originated more than 5.00% of the mortgage loans.

Custodian	Wells Fargo Bank, N.A.

Controlling Holder
At any time, any affiliate of the Depositor, other than the Seller, so long as that entity is the holder of the majority of the Class Principal Amount of the most subordinate class of certificates then outstanding with a Class Principal Amount greater than zero.

Ratings	Fitch, Inc. will rate the Offered Certificates. It is expected that the Offered Certificates will be assigned the credit ratings from Fitch on page 3 of this Term Sheet.

Cut off Date	The close of business on September 1, 2011.

Expected Closing Date	On or about September 27, 2011.

Expected Investor Settlement Date	On or about September 27, 2011.

Distribution Dates	The 25th day of each month or if not a business day, the next succeeding business day commencing in October 2011.

Accrual Period	For each Distribution Date, the calendar month preceding such Distribution Date, calculated on a 30/360 basis.

Residual Certificates	The Class R Certificates and Class LT-R Certificates.

Senior Certificates	The Class A-1 Certificates and Class A-IO Certificates.

Subordinate Certificates	The Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Certificates.

Offered Certificates	The Class A-1, Class B-1, Class B-2 and Class B-3 Certificates will be offered.

Non-offered Certificates	The Class A-IO, Class B-4, Class B-5, Class R and Class LT-R Certificates will not be offered.

The Mortgage Loans	473 fixed rate mortgage loans. Substantially all of the mortgage loans have an original term to maturity of 30 years. Three mortgage loans (representing

Sequoia Mortgage Trust 2011-2
Mortgage Pass-Through Certificates, Series 2011-2
PRELIMINARY TERM SHEET

approximately 0.95% of the mortgage pool) provide for payments of interest at the related mortgage rate, but no payments of principal, for a period of ten years following their origination.

All of the mortgage loans are secured by first liens on one-to four-family residential properties, condominiums, cooperative units, planned unit developments and townhouses.

Approximately 34.53% of the mortgage loans require prepayment charges if, during the first three, first four or first five years, as applicable, after the origination of the mortgage loan, either (a) the mortgage loan is prepaid in full or (b) the total of all prepayments during any twelve month period exceeds twenty percent (20%) of the original principal balance of the mortgage loan.   The amount of the prepayment charge is equal to the lesser of (i) one percent (1%) of the sum of the principal balance after the prepayment and the amount by which the prepayment exceeds the allowable prepayment of twenty percent (20%) of the original principal balance or (ii) six months’ advance interest on the amount prepaid that exceeds the allowable twenty percent of the original principal balance, calculated at the interest rate in effect on the date of prepayment.  Prepayment charges will not be paid to certificateholders.

Fees and Expenses
Before distributions are made on the certificates, each Servicer will be paid a monthly fee calculated as 0.25% annually on the principal balance of the related mortgage loans.  The Master Servicer will be paid a monthly fee calculated as 0.0175% annually on the principal balances of the mortgage loans.  The servicing and the master servicing fees will be deducted by each Servicer and the Master Servicer from interest collections, including liquidation proceeds and other proceeds from the mortgage loans, prior to remittance of funds to certificateholders.  The Securities Administrator will be entitled to income earned on amounts on deposit in the distribution account.  The Master Servicer will pay the fees of the Trustee, the Custodian and the Securities Administrator.  The Master Servicer, the Securities Administrator, the Trustee and the Custodian will also be entitled to reimbursement of certain expenses from the issuing entity before payments are made on the certificates, subject to an aggregate annual cap of $300,000; provided that, in no event will the aggregate amount reimbursable to the Trustee exceed $100,000 annually.

Structure	Senior/subordinate, shifting interest.

Credit Enhancement
Credit enhancement for the Senior Certificates will be provided by a senior/subordinate, shifting interest structure.  The Subordinate Certificates are subordinate to, and provide credit enhancement for, the Senior Certificates.

Certificates	Fitch	Bond Size	Initial Subordination
Class A-1	AAA	92.60%	7.40%

Monthly Advances
The Servicers are generally obligated to advance delinquent payments of principal and interest (to the extent such advances are deemed recoverable). The Servicers will be entitled to be reimbursed for these advances, and therefore these advances are not a form of credit enhancement.

The Master Servicer, as successor servicer, will be obligated to make any required advance if a Servicer fails in its obligation to do so.  The Master Servicer and the Servicers will be entitled to reimburse themselves for any such advances from future payments and collections with respect to the

Sequoia Mortgage Trust 2011-2
Mortgage Pass-Through Certificates, Series 2011-2
PRELIMINARY TERM SHEET

mortgage loans serviced by such Servicer or the Master Servicer.

Compensating Interest
Each Servicer will provide compensating interest for prepayment interest shortfalls which result from a borrower prepaying a mortgage loan in full or in part up to the amount of the Servicer’s servicing fee for the related month.  If a Servicer fails to make a required payment in respect of such shortfalls, the Master Servicer will be obligated to fund any such shortfall, but only to the extent of the master servicing fee.

Reimbursements of Modified Loans	The Servicers may be entitled to reimburse themselves for advances, if any, at the time of modification of any mortgage loan from collections with respect to other mortgage loans.

Class Principal Amount	For each class of certificates on any Distribution Date, an amount equal to the aggregate Certificate Principal Amounts of the certificates of that class immediately prior to each Distribution Date.

Certificate Principal Amount
For any certificate (other than the Class A-IO, Class R and Class LT-R Certificates), at the time of determination, the maximum specified dollar amount of principal to which the holder of the certificate is then entitled, that amount being equal to the initial principal amount set forth on the face of the certificate, as reduced by the amount of all principal distributions previously made with respect to that certificate, the principal portion of any Realized Losses previously allocated to that certificate and any Certificate Writedown Amount previously allocated to that certificate; provided, however, that on any Distribution Date on which a subsequent recovery is distributed, the Certificate Principal Amount of any certificate then outstanding to which a Realized Loss amount has been applied will be increased, sequentially in order of seniority, by an amount equal to the lesser of (i) the principal portion of any Realized Loss amount previously allocated to that certificate to the extent not previously recovered and (ii) the principal portion of any subsequent recovery allocable to such certificate, after application (for this purpose) to more senior classes of certificates, and provided further that on any Distribution Date on which the aggregate stated principal balance of the mortgage loans exceeds the aggregate of the Certificate Principal Amounts of the certificates, such excess will be allocated to increase the Certificate Principal Amount of any certificate then outstanding to which a Realized Loss has been previously allocated, sequentially in order of seniority, up to the principal amount of such Realized Loss to the extent not previously recovered.

Certificate Writedown Amount
The amount by which the aggregate Certificate Principal Amount of all the certificates (other than the Class A-IO, Class R and Class LT-R Certificates) on any distribution date (after giving effect to distributions of principal and allocations of Realized Losses on that distribution date) exceeds the aggregate stated principal balance of the mortgage loans for the Distribution Date.

Senior Percentage (Senior %)
For any Distribution Date and the Class A-1 Certificates, the percentage equivalent of a fraction, the numerator of which is the Class Principal Amount of the Class A-1 Certificates prior to any distributions of principal or allocations of Realized Losses and the denominator of which is the aggregate stated principal balance of the mortgage loans as of the preceding Distribution Date.

Senior Prepayment Percentage	For any Distribution Date, the following:

Distribution Date occurring in the period	Senior Prepayment Percentage

Sequoia Mortgage Trust 2011-2
Mortgage Pass-Through Certificates, Series 2011-2
PRELIMINARY TERM SHEET

October 2011-September 2016	100%
October 2016-September 2017	the Senior % plus 70% of the Subordinate %
October 2017-September 2018	the Senior % plus 60% of the Subordinate %
October 2018-September 2019	the Senior % plus 40% of the Subordinate %
October 2019-September 2020	the Senior % plus 20% of the Subordinate %
October 2020 and thereafter	the Senior %

provided, however, that there will be no reduction in the Senior Prepayment Percentage on any Distribution Date unless the Step-Down Test is satisfied; and provided, further, that if on any distribution date on or after the Distribution Date in October 2016, the Senior Percentage exceeds the initial Senior Percentage, the Senior Prepayment Percentage for that Distribution Date will again equal 100%.

If on any Distribution Date the allocation to the Senior Certificates then entitled to distributions of principal of full and partial principal prepayments and other amounts in the percentage required above would reduce the aggregate of the Class Principal Amounts of those certificates to below zero, the Senior Prepayment Percentage for that Distribution Date will be limited to the percentage necessary to reduce that Class Principal Amount to zero.

Subordinate Percentage (Subordinate %)	For any Distribution Date, the difference between 100% and the Senior Percentage on that distribution date. The initial Subordinate Percentage will be approximately 7.40%.

Subordinate Prepayment Percentage	For any Distribution Date, the difference between 100% and the Senior Prepayment Percentage on that distribution date.

Class Subordinate Percentage
For any Distribution Date and each class of Subordinate Certificates, an amount equal to a fraction (expressed as a percentage), the numerator of which is the Class Principal Amount of that class prior to any distributions of principal or allocation of Realized Losses and the denominator of which is the aggregate of the Class Principal Amounts of all classes of certificates (other than the Class A-IO, Class R and Class LT-R Certificates) prior to any distributions of principal.

Step-Down Test
As to any Distribution Date, the test that will be satisfied if both of the following conditions are met: first, the outstanding principal balance of all mortgage loans delinquent 60 days or more (including mortgage loans in foreclosure, REO Property or bankruptcy status), any mortgage loans subject to a servicing modification within the 12 months prior to that Distribution Date and any mortgage loans 120 or more days delinquent that were purchased by the Controlling Holder within the 12 months prior to that Distribution Date, averaged over the preceding six month period, as a percentage of the aggregate Class Principal Amount on such Distribution Date (without giving effect to any payments on such Distribution Date) of the Subordinate Certificates, does not equal or exceed 50%; and second, cumulative Realized Losses on the mortgage loans do not exceed:

Distribution Date occurring in the period	Cumulative Realized Losses as a % of the original Aggregate Subordinate Class Principal Amounts

Sequoia Mortgage Trust 2011-2
Mortgage Pass-Through Certificates, Series 2011-2
PRELIMINARY TERM SHEET

October 2016-September 2017	30%
October 2017-September 2018	35%
October 2018-September 2019	40%
October 2019-September 2020	45%
October 2020 and thereafter	50%

Realized Loss
An amount equal to (a) with respect to each liquidated mortgage loan, an amount (not less than zero or more than the stated principal balance of the mortgage loan plus accrued interest) as of the date of such liquidation, equal to (i) the unpaid principal balance of the liquidated mortgage loan as of the date of such liquidation, plus (ii) interest at the net mortgage rate from the due date as to which interest was last paid by the borrower up to the Due Date in the month in which liquidation proceeds are required to be distributed on the stated principal balance of such liquidated mortgage loan from time to time, minus (iii) the net liquidation proceeds received during the month in which such liquidation occurred, to the extent not previously applied as recoveries of interest at the net mortgage rate and to principal of the liquidated mortgage loan,

(b) the amount by which, in the event of bankruptcy of a borrower, a bankruptcy court reduces the secured debt to the value of the related mortgaged property

(c) with respect to a mortgage loan that has been the subject of a servicing modification, any principal due on the mortgage loan that has been written off by the servicer and any principal forbearance amount,

or

(d) with respect to each class of certificates, the amount by which the related Class Principal Amount is reduced as a result of clauses (a), (b) or (c) above.

Payment Priority
On each Distribution Date, the Available Distribution Amount in respect of the mortgage loans will be distributed in the following order of priority:

First, to the Class A-1 Certificates and then to the Class A-IO Certificates, such class’s Interest Distribution Amount and accrued and unpaid Interest Distribution Amounts from prior periods;

Second, to the Class A-1 Certificates, the Senior Principal Distribution Amount, until its Class Principal Amount been reduced to zero; and

Third, sequentially, to the Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Certificates, in that order, such class’s Interest Distribution Amount and accrued and unpaid Interest Distribution Amounts from prior periods, and then such class’s pro rata share (based on the Class Principal Amount of each class entitled thereon) of the Subordinate Principal Distribution Amount until the Class Principal Amount for such class has been reduced to zero.

Interest Distribution Amount
For each class of certificates on any Distribution Date, the current interest for that class on that Distribution Date as reduced by each such class’ share of Net Interest Shortfalls, which will be allocated to each class on a pro rata basis based on the amount of current interest payable to each such class.

Sequoia Mortgage Trust 2011-2
Mortgage Pass-Through Certificates, Series 2011-2
PRELIMINARY TERM SHEET

Net Interest Shortfall
For any Distribution Date, the sum of (i) any Net Prepayment Interest Shortfalls for that Distribution Date and (ii) the amount of interest which would otherwise have been received with respect to any mortgage loan that was subject to a reduction in the amount of monthly interest payment on a mortgage loan pursuant to the Relief Act or similar state or local law.

Net Prepayment Interest Shortfall
For any Distribution Date, the amount by which a prepayment interest shortfall for the related due period exceeds the amount that a Servicer is obligated to remit pursuant to the related servicing agreement and/or the Master Servicer is obligated to remit pursuant to the pooling and servicing agreement to cover such shortfall for such due date.

Senior Principal Distribution Amount
On each Distribution Date, the Available Distribution Amount remaining after payment of interest with respect to the Senior Certificates, up to the amount of the Senior Principal Distribution Amount for such Distribution Date, will be distributed as principal to the Class A-1 Certificates.

The “Senior Principal Distribution Amount” for any Distribution Date will equal the sum of:

(1)   the product of (a) the Senior Percentage and (b) the principal portion of the scheduled payment due on each mortgage loan in the mortgage pool on the related due date, whether or not received;

(2)   the product of (a) the Senior Prepayment Percentage and (b) each of the following amounts: (i) the principal portion of each full and partial principal prepayment made by a borrower on a mortgage loan during the related prepayment period; (ii) each other unscheduled collection, including subsequent recoveries, insurance proceeds and net liquidation proceeds (other than with respect to any mortgage loan that was finally liquidated during the related prepayment period) representing or allocable to recoveries of principal of the mortgage loans received during the related prepayment period; (iii) the principal portion of the purchase price of each mortgage loan purchased by an Originator or the Seller due to a material breach of a representation and warranty with respect to such mortgage loan or, in the case of a permitted substitution of a defective mortgage loan, the amount representing any Substitution Amount in connection with any such replaced mortgage loan included in the Available Distribution Amount for such Distribution Date; and (iv) the principal portion of the purchase price for mortgage loans that are at least 120 days delinquent that the Controlling Holder may elect to purchase and the principal portion of the purchase price for mortgage loans paid by a party exercising its right to terminate the trust fund;

(3)  with respect to each mortgage loan that became a liquidated mortgage loan during the related prepayment period, the lesser of (a) the net liquidation proceeds allocable to principal and (b) the product of (i) the Senior Prepayment Percentage for that Distribution Date and (ii) the remaining principal balance of the mortgage loan at the time of liquidation; and

(4)   any amounts described in clauses (1) through (3) above that remain unpaid with respect to the Senior Certificates from prior Distribution Dates.

If on any Distribution Date the allocation to the Class A-1 Certificates of full

Sequoia Mortgage Trust 2011-2
Mortgage Pass-Through Certificates, Series 2011-2
PRELIMINARY TERM SHEET

and partial principal prepayments and other amounts in the percentage required above would reduce the Class Principal Amount of such certificates below zero, the distribution to such class of certificates of the Senior Prepayment Percentage of those amounts for that Distribution Date will be limited to the percentage necessary to reduce the Class Principal Amount to zero.

In addition, if on any Distribution Date the aggregate of the Class Principal Amounts of the Subordinate Certificates was reduced to less than or equal to 0.85% of the stated principal balance of the mortgage loans as of the closing date, the Senior Principal Distribution Amount for each succeeding Distribution Date will include all principal collections on the mortgage loans distributable on that distribution date, and the Subordinate Principal Distribution Amount will be zero, until the aggregate of the Class Principal Amount of the Class A-1 Certificates is reduced to zero.

In addition, until the Class Principal Amount of the Class A-1 Certificates is reduced to zero, if on any Distribution Date, the Subordinate Percentage for such Distribution Date is less than 7.40%, the Senior Principal Distribution Amount for such Distribution Date will include all principal collections on the mortgage loans distributable on that distribution date, and the Subordinate Principal Distribution Amount will be zero,.

Subordinate Principal Distribution Amount
The Subordinate Principal Distribution Amount for each Distribution Date is equal to the sum of:

(1) the product of (a) the Subordinate Percentage and (b) the principal portion of each related scheduled payment on each mortgage loan due during the related due period, whether or not received;

(2) the product of (a) the Subordinate Prepayment Percentage and (b) each of the following amounts: (i) the principal portion of each full and partial principal prepayment made by a borrower on a mortgage loan during the related prepayment period, (ii) each other unscheduled collection, including subsequent recoveries, insurance proceeds and net liquidation proceeds (other than with respect to any mortgage loan that was finally liquidated during the related prepayment period), representing or allocable to recoveries of principal of mortgage loans received during the related prepayment period; (iii) the principal portion of the purchase price of each mortgage loan that was purchased by an Originator or the Seller due to a material breach of a representation and warranty with respect to such mortgage loan or, in the case of a permitted substitution of a defective mortgage loan, the amount representing any Substitution Amount in connection with any such replaced mortgage loan included in the Available Distribution Amount for such Distribution Date; and (iv) the principal portion of the purchase price for mortgage loans that are at least 120 days delinquent that the Controlling Holder may elect to purchase and the principal portion of the purchase price for mortgage loans paid by a party exercising its right to terminate the trust fund;

(3) with respect to unscheduled recoveries allocable to principal of any mortgage loan that was finally liquidated during the related prepayment period, the related net liquidation proceeds allocable to principal, to the extent not distributed pursuant to clause (3) of the definition of Senior Principal Distribution Amount); and

(4) any amounts described in clauses (1) through (3) for any previous

Sequoia Mortgage Trust 2011-2
Mortgage Pass-Through Certificates, Series 2011-2
PRELIMINARY TERM SHEET

Distribution Date that remain unpaid.

Notwithstanding the above, with respect to any class of Subordinate Certificates (other than the Class B-1 Certificates), if on any Distribution Date the sum of the Class Subordination Percentage of such class and the aggregate Class Subordinate Percentages of all classes of Subordinate Certificates which have higher numerical class designations than that class is less than the Applicable Credit Support Percentage, no distribution of principal will be made to any such classes on that Distribution Date.  Instead, the Subordinate Principal Distribution Amount on that Distribution Date will be allocated among the more senior classes of subordinate certificates, pro rata, based on their respective Class Principal Amounts.

Notwithstanding the above, with respect to each class of Subordinate Certificates (other than the Class B-1 Certificates) if on any Distribution Date the Class Principal Amount of that class and the aggregate of the Class Principal Amounts of all classes of Subordinate Certificates which have a lower payment priority than that class was reduced to less than or equal to 0.85% of the stated principal balance of the mortgage loans as of the closing date, the portion of the Subordinate Principal Distribution Amount otherwise distributable to such class or classes on each succeeding Distribution Date will be allocated among the Subordinate Certificates with a higher payment priority then entitled to principal, pro rata, based on their respective Class Principal Amounts and the excess, if any, will be included in the Senior Principal Distribution Amount for such Distribution Date.

In addition, until the Class Principal Balance of the Class A-1 Certificates is reduced to zero, if on any Distribution Date the Subordinate Percentage for such Distribution Date is less than 7.40%, the Senior Principal Distribution Amount for such Distribution Date will include all principal collections on the mortgage loans distributed on that Distribution Date and the Subordinate Principal Distribution Amount will be zero.

If on any Distribution Date the aggregate of the Class Principal Amounts of the Subordinate Certificates was reduced to less than or equal to 0.85% of the stated principal balance of the mortgage loans as of the closing date, the Senior Principal Distribution Amount for each succeeding Distribution Date will include all principal collections on the mortgage loans distributable on that Distribution Date, and the Subordinate Principal Distribution Amount will be zero, until the Class Principal Amount of the Class A-1 Certificates is reduced to zero, then all principal collections on the mortgage loans distributable on that Distribution Date will be paid to the Subordinate Certificates then outstanding, sequentially in order of payment priority, until the Class Principal Amount of each such class is reduced to zero.

Available Distribution Amount
With respect to any Distribution Date, the sum of the following amounts with respect to the mortgage loans: (i) all scheduled payments of interest (net of the servicing fees and the master servicing fee) and principal due during the related due period, together with any advances in respect thereof;  (ii) insurance proceeds received during the related prepayment period; (iii) liquidation proceeds received during the related prepayment period (net of unreimbursed expenses incurred in connection with a liquidation or foreclosure and unreimbursed monthly advances and servicing advances, if any); (iv) subsequent recoveries received during the related prepayment period; (v) all partial or full prepayments of principal, together with any accrued interest

Sequoia Mortgage Trust 2011-2
Mortgage Pass-Through Certificates, Series 2011-2
PRELIMINARY TERM SHEET

thereon, identified as having been received on the mortgage loans during the related prepayment period, plus any amounts received from the related servicer in respect of prepayment interest shortfalls on such mortgage loans; (vi) amounts received with respect to such Distribution Date as the substitution amount and the purchase price in respect of a deleted mortgage loan or a mortgage loan purchased by an originator or the seller as of such Distribution Date as a result of a breach of a representation or warranty, or by the Controlling Holder pursuant to its option to purchase mortgage loans that are at least 120 days delinquent; and (vii) the purchase price paid by the party exercising its right to purchase the mortgage loans and terminate the trust fund, if applicable;

minus

(i) amounts applied to reimburse monthly advances and servicing advances previously made and all charges and other amounts as to which the Servicers are entitled to be reimbursed pursuant to the servicing agreements; (ii) amounts applied to reimburse monthly advances and servicing advances previously made as to which the Master Servicer is entitled to be reimbursed pursuant to the pooling and servicing agreement; and (iii) an amount equal to all charges and other amounts payable or reimbursable (other than the master servicing fee) to the Master Servicer, the Securities Administrator and the Trustee under the pooling and servicing agreement and the Custodian under the custodial agreement (subject to an aggregate maximum amount of $300,000 annually to be paid to such parties collectively).

Class Subordination Percentage
For each class of Subordinate Certificates and any Distribution Date, an amount equal to a fraction, expressed as a percentage, the numerator of which is the Class Principal Amount of that class prior to distributions of principal or allocations of Realized Losses on that distribution date and the denominator of which is the aggregate of the Class Principal Amounts of all classes of certificates (other than the Class A-IO Certificates) prior to distributions of principal or allocations of Realized Losses on that Distribution Date.

Applicable Credit Support Percentage
For each class of Subordinate Certificates and any Distribution Date, the sum of the Class Subordination Percentage of that class and the aggregate Class Subordination Percentage of all other classes of Subordinate Certificates having higher numerical class designations than that class. The approximate original Applicable Credit Support Percentages for each class of Subordinate Certificates on the date of issuance of such certificates are expected to be as follows:

Class	Approximate Applicable Credit Support Percentage
B-1	7.40%
B-2	4.65%
B-3	3.35%
B-4	1.90%
B-5	1.10%

Allocation of Realized Losses
If a Realized Loss occurs on the mortgage loans (including a servicing modification resulting in a reduction of the outstanding principal amount of such mortgage loan or a principal forbearance), then, on each Distribution Date, the principal portion of that Realized Loss will be allocated first, to

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reduce the Class Principal Amount of each class of Subordinate Certificates, in inverse order of priority, until the Class Principal Amount thereof has been reduced to zero (that is, such Realized Losses will be allocated to the Class B-5 Certificates while those certificates are outstanding, then to the Class B-4 Certificates while those certificates are outstanding, then to the Class B-3 Certificates while those certificates are still outstanding, and so forth) and second, to the Class A-1 Certificates. In determining whether a Realized Loss is a loss of principal or of interest, Liquidation Proceeds and other recoveries on a mortgage loan will be applied first to outstanding expenses incurred with respect to such mortgage loan, then to accrued, unpaid interest, and finally to principal.

Sponsor’s Risk Retention
The Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class R and Class LT-R Certificates will initially be purchased by the Sponsor or one or more of its affiliates. The Sponsor or one or more of its affiliates will continue to retain the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class R and Class LT-R Certificates (the “Retained Certificates”) until such time as regulations governing sponsor/seller risk retention have been finalized and become effective. Once regulations have become effective, the Sponsor or one or more of its affiliates may cease to retain any portion of the Retained Certificates that are in excess of what is then required to be retained under applicable regulations, regardless of whether those regulations retroactively apply to the certificates. If those regulations require sponsors or sellers to retain a larger portion of the certificates than previously retained, the Sponsor or one or more of its affiliates do not currently intend to correspondingly increase their holdings of certificates.

Dispute Resolution
In the event there is a dispute arising from an unresolved repurchase request for a potential violation of any representation or warranty made at the time of closing by an Originator, such Originator has agreed to submit to binding arbitration by a non-affiliated third party to resolve the dispute.

Clean-up Call
On any date on which the total stated principal balance of the mortgage loans has declined to less than 20% of the initial total stated principal balance of the mortgage loans as of the Cut-Off Date, subject to satisfaction of the conditions described in the pooling and servicing agreement, the holder of the Class LT-R Certificate may purchase all of the mortgage loans from the trust fund, thereby causing an early retirement of the certificates.

Registration	The Offered Certificates will be issuable in book-entry form through DTC.

Federal Tax Treatment
The Securities Administrator, on behalf of the Trustee, will elect to treat all or a portion of the trust fund as one or more “real estate mortgage investment conduits” or “REMICs” for federal income tax purposes.  Certain of the Offered Certificates may be issued with original issue discount for federal income tax purposes.

ERISA Considerations
Each beneficial owner of Class A-1 Certificates or any interest therein shall be deemed to have represented, by virtue of its acquisition or holding of that certificate or interest therein, that either (i) it is not a Plan investor; (ii) it has acquired and is holding such Class A-1 Certificates in reliance on the Underwriter Exemption, and it understands that there are certain conditions to the availability of the Underwriter Exemption, including that the Class A-1 Certificates must be rated, at the time of purchase, not lower than “BBB-” (or its equivalent) by Standard & Poor’s,  Moody’s, Fitch, DBRS Limited or

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DBRS Inc.; or (iii) (1) it is an insurance company, (2) the source of funds used to acquire or hold the certificate or interest therein is an “insurance company general account,” as such term is defined in Section V(e) of Prohibited Transaction Class Exemption, or PTCE, 95-60, and (3) the conditions in Sections I and III of PTCE 95-60 have been satisfied.

Sales of the Class B-1, Class B-2 and Class B-3 Certificates to Plans are prohibited.

SMMEA Treatment
The Class A-1 Certificates and the Class B-1 Certificates will be “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984 (“SMMEA”) so long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating agency.

Stated Final Maturity Date	The payment date in September 2041. The actual final payment date could be substantially earlier.

Record Date	For the first Distribution Date, the closing date. For any other Distribution Date, the last business day of the calendar month preceding the related Distribution Date.

Diligence Review of Mortgage Loans
The sponsor, prior to including the mortgage loans in the mortgage pool, engaged a third-party loan review firm to conduct the review of the mortgage loans summarized below.

Credit and Compliance Review

The Sponsor conducted a credit and compliance review of approximately 69.98% (by number of mortgage loans) of the mortgage loans.  The review consisted of a review of the documentation in each originator’s loan files relating to the creditworthiness of the borrowers, and an assessment of whether the characteristics of the mortgage loans and the borrowers specified in the loan data provided to the Sponsor reasonably conformed to the data contained in the loan documentation included in the loan file and the underwriting guidelines previously provided to the Sponsor.  The Sponsor also reviewed exceptions to the underwriting guidelines that were permitted by each Originator and related compensating factors for those mortgage loans.

Appraisal Review

The Sponsor reviewed approximately 79.49% (by number of mortgage loans) of the appraisals for the mortgaged properties obtained in connection with the origination of the mortgage loans to assess compliance with the Originators’ appraisal guidelines and standards in effect at the time of origination.  In some cases, the review included using an automated valuation method (AVM), broker price opinion (BPO) or other value reconciliation methodology to determine whether there was support for the reasonableness of the original appraised value, including comparisons to publicly available market data.

Rights of Controlling Holder
The Controlling Holder will have the ability to affect the timing of foreclosures and sales of the mortgage loans or related mortgaged properties and certain loss mitigation decisions in accordance with the provisions of the transaction documents, which abilities shall include, but are not limited to, the following: (i) the option (but not the obligation) to purchase from the trust fund any mortgage loan that is 120 days or more delinquent at a purchase price determined in accordance with guidelines adopted by the Controlling Holder to

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be equal to the then fair market value of the mortgage loan at the time of purchase, provided that at the time of purchase the mortgage loan remains delinquent and (ii) the right, in its sole discretion, to pursue an action (a) in respect of an alleged breach by an Originator of a representation and warranty relating to the characteristics of the mortgage loans or (b) if any mortgage loan document required to be delivered to the Trustee or the Custodian is found to be missing or defective in any material respect and the originator does not cure such defect within the period specified in the related servicing agreement.

Substitution Amount
For any month in which an originator substitutes one or more qualified substitute mortgage loans for one or more deleted mortgage loans as a result of a breach of a representation or warranty with respect to a mortgage loan, the amount by which the aggregate purchase price of all of the deleted mortgage loans exceeds the aggregate stated principal balance of the qualified substitute mortgage loans, together with one month’s interest at the net mortgage rate.

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Class A-1 Certificates Yield Table

Price: 100-00	5% CPR	10% CPR	15% CPR	20% CPR	25% CPR
Yield	3.899%	3.885%	3.869%	3.850%	3.829%
Weighted Average Life (years)	10.79	7.03	4.92	3.65	2.82
Modified Duration (years)	7.91	5.55	4.11	3.17	2.52
Principal Window (months)	1 - 346	1 - 323	1 - 275	1 - 223	1 - 182

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Collateral Summary
Statistics for the Mortgage Loans listed below are based on Cut-off Date scheduled balances.

		Minimum	Maximum

Scheduled Principal Balance:	$375,227,254
Number of Mortgage Loans:	473
Fixed Rate Percentage:	100%
Weighted Average Fixed Rate Term:	360 months	349 months	360 months
Average Scheduled Principal Balance:	793,292	61,610	2,494,090
Weighted Average Gross Mortgage Rate:	4.882%	3.700%	5.875%
Weighted Average Seasoning:	9 months	1 month	31 months
Weighted Average Original LTV Ratio:	60.69%	6.11%	80.00%
Weighted Average Original Combined LTV Ratio(1):	64.20%	7.23%	80.00%
Weighted Average Original Credit Score:	773	668	820
Weighted Average Original Debt-to-Income Ratio:	28.30%	1.74%	66.58%
Original Interest Only (10 Years) Loans Percentage:	0.95%
Weighted Average Original Term to Maturity:	360 months	349 months	360 months
Weighted Average Remaining Term to Maturity:	351 months	329 months	359 months
First Lien Percentage at Origination:	100%
Loans with Seconds at Origination:	23.66%
(1) The weighed average combined loan-to-value ratio of the mortgage loans at origination was approximately 64.20%.  The original combined loan-to-value was calculated using the full lien amount (drawn and undrawn) for the second mortgage.  Using only the drawn amount of the second mortgage at the time of origination, the original combined loan-to-value ratio would have been approximately 63.97%

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Product Type of the Mortgage Loans
Product Type	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
Fixed Rate	473	375,227,254.13	100.00	793,292.29	4.882	773	60.69	64.20
Total:	473	375,227,254.13	100.00	793,292.29	4.882	773	60.69	64.20

Principal Balances of the Mortgage Loans at Origination
Range of Original Principal Balances ($)	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
0.01 - 100,000.00	3	225,768.62	0.06	75,256.21	4.999	807	54.06	54.06
100,000.01 - 200,000.00	5	832,763.59	0.22	166,552.72	4.766	784	54.87	54.87
200,000.01 - 300,000.00	10	2,515,331.64	0.67	251,533.16	4.381	780	44.80	49.48
300,000.01 - 400,000.00	15	5,129,909.43	1.37	341,993.96	4.259	793	57.52	58.71
400,000.01 - 500,000.00	50	21,735,631.44	5.79	434,712.63	4.639	778	56.69	63.15
500,000.01 - 600,000.00	58	32,053,599.18	8.54	552,648.26	4.978	778	63.52	67.38
600,000.01 - 700,000.00	67	42,264,701.17	11.26	630,816.44	4.786	777	58.37	62.94
700,000.01 - 800,000.00	71	52,326,256.56	13.95	736,989.53	4.753	777	55.85	62.88
800,000.01 - 900,000.00	35	29,726,423.67	7.92	849,326.39	5.030	773	68.66	71.36
900,000.01 - 1,000,000.00	67	64,127,049.29	17.09	957,120.14	4.999	773	63.46	65.31
1,000,000.01 - 1,100,000.00	27	28,766,699.49	7.67	1,065,433.31	4.899	770	54.93	56.85
1,100,000.01 - 1,200,000.00	11	12,552,289.73	3.35	1,141,117.25	4.924	760	63.83	64.81
1,200,000.01 - 1,300,000.00	13	15,937,043.02	4.25	1,225,926.39	4.958	763	68.87	68.87
1,300,000.01 - 1,400,000.00	6	8,004,325.43	2.13	1,334,054.24	5.002	763	69.51	69.51
1,400,000.01 - 1,500,000.00	15	21,818,166.19	5.81	1,454,544.41	4.851	778	61.77	65.13
1,500,000.01 - 1,600,000.00	3	4,701,911.18	1.25	1,567,303.73	4.866	759	58.20	58.20
1,600,000.01 - 1,700,000.00	3	4,986,064.10	1.33	1,662,021.37	5.049	780	67.96	67.96
1,700,000.01 - 1,800,000.00	4	7,054,909.01	1.88	1,763,727.25	5.043	774	69.02	69.02
1,900,000.01 - 2,000,000.00	8	15,580,758.37	4.15	1,947,594.80	4.895	749	50.61	55.27
2,400,000.01 - 2,500,000.00	2	4,887,653.02	1.30	2,443,826.51	5.051	746	54.62	67.44
Total:	473	375,227,254.13	100.00	793,292.29	4.882	773	60.69	64.20
The average loan balance of the mortgage loans at origination was approximately $804,272.

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Stated Principal Balances of the Mortgage Loans as of the Cut-off Date
Range of Stated Principal Balances ($)	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
0.01 - 100,000.00	3	225,768.62	0.06	75,256.21	4.999	807	54.06	54.06
100,000.01 - 200,000.00	6	1,029,063.22	0.27	171,510.54	4.963	786	58.60	58.60
200,000.01 - 300,000.00	12	3,076,560.84	0.82	256,380.07	4.306	782	47.43	51.25
300,000.01 - 400,000.00	19	6,945,425.32	1.85	365,548.70	4.247	788	53.98	58.52
400,000.01 - 500,000.00	45	20,154,681.42	5.37	447,881.81	4.692	777	57.52	63.47
500,000.01 - 600,000.00	73	41,125,855.91	10.96	563,367.89	4.853	777	59.09	63.96
600,000.01 - 700,000.00	52	33,592,887.12	8.95	646,017.06	4.884	780	62.72	66.05
700,000.01 - 800,000.00	69	50,933,719.18	13.57	738,169.84	4.754	776	55.63	62.86
800,000.01 - 900,000.00	38	32,380,518.30	8.63	852,118.90	5.021	771	67.81	70.56
900,000.01 - 1,000,000.00	64	61,472,954.66	16.38	960,514.92	5.003	775	63.69	65.47
1,000,000.01 - 1,100,000.00	29	30,955,596.75	8.25	1,067,434.37	4.894	768	54.98	56.77
1,100,000.01 - 1,200,000.00	12	13,849,382.08	3.69	1,154,115.17	4.987	757	65.54	66.42
1,200,000.01 - 1,300,000.00	11	13,747,888.93	3.66	1,249,808.08	4.956	772	70.31	70.31
1,300,000.01 - 1,400,000.00	6	8,104,724.98	2.16	1,350,787.50	4.967	765	66.04	66.04
1,400,000.01 - 1,500,000.00	14	20,420,931.12	5.44	1,458,637.94	4.832	775	62.27	65.86
1,500,000.01 - 1,600,000.00	3	4,701,911.18	1.25	1,567,303.73	4.866	759	58.20	58.20
1,600,000.01 - 1,700,000.00	3	4,986,064.10	1.33	1,662,021.37	5.049	780	67.96	67.96
1,700,000.01 - 1,800,000.00	4	7,054,909.01	1.88	1,763,727.25	5.043	774	69.02	69.02
1,800,000.01 - 1,900,000.00	2	3,788,148.23	1.01	1,894,074.12	4.725	735	32.22	41.98
1,900,000.01 - 2,000,000.00	6	11,792,610.14	3.14	1,965,435.02	4.949	754	56.52	59.54
2,300,000.01 - 2,400,000.00	1	2,393,563.05	0.64	2,393,563.05	5.000	794	63.29	75.00
2,400,000.01 - 2,500,000.00	1	2,494,089.97	0.66	2,494,089.97	5.100	699	46.30	60.19
Total:	473	375,227,254.13	100.00	793,292.29	4.882	773	60.69	64.20
The average loan balance of the mortgage loans as of the cut-off date was approximately $793,292.

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Gross Mortgage Rates of the Mortgage Loans as of the Cut-off Date
Range of Gross Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
3.700 - 3.750	5	2,304,779.48	0.61	460,955.90	3.717	787	25.38	40.16
3.751 - 4.000	19	9,410,456.28	2.51	495,287.17	3.937	784	46.76	61.02
4.001 - 4.250	44	22,991,768.18	6.13	522,540.19	4.150	774	39.30	47.31
4.251 - 4.500	37	24,752,516.82	6.60	668,986.94	4.432	778	49.09	53.86
4.501 - 4.750	76	67,808,400.74	18.07	892,215.80	4.689	772	59.26	62.80
4.751 - 5.000	125	111,015,607.50	29.59	888,124.86	4.923	772	62.89	66.18
5.001 - 5.250	117	97,926,979.39	26.10	836,982.73	5.159	771	66.25	68.28
5.251 - 5.500	44	34,492,742.57	9.19	783,925.97	5.384	774	69.43	70.70
5.501 - 5.750	4	3,885,527.60	1.04	971,381.90	5.600	744	57.14	57.14
5.751 - 5.875	2	638,475.57	0.17	319,237.79	5.852	792	78.30	78.30
Total:	473	375,227,254.13	100.00	793,292.29	4.882	773	60.69	64.20
The weighted average gross mortgage rate of the mortgage loans as of the cut-off date was approximately 4.882%.

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Seasoning of the Mortgage Loans
Seasoning (months)	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
1	5	3,756,767.49	1.00	751,353.50	5.108	765	73.93	73.93
2	17	15,510,947.88	4.13	912,408.70	5.026	769	66.25	68.49
3	43	42,586,418.94	11.35	990,381.84	5.168	768	66.92	68.98
4	24	21,669,034.73	5.77	902,876.45	5.150	778	65.04	66.25
5	29	25,845,922.31	6.89	891,238.70	5.222	774	64.50	65.73
6	26	20,967,096.07	5.59	806,426.77	5.059	756	67.93	70.07
7	90	68,812,209.85	18.34	764,580.11	4.920	774	61.31	64.86
8	70	56,908,945.10	15.17	812,984.93	4.728	778	60.53	63.87
9	40	31,777,452.31	8.47	794,436.31	4.602	770	51.91	57.70
10	26	23,377,173.70	6.23	899,122.07	4.754	780	60.25	63.85
11	26	24,713,222.11	6.59	950,508.54	4.705	768	59.74	62.89
12	8	7,617,179.14	2.03	952,147.39	4.891	758	55.09	62.58
13	1	655,703.16	0.17	655,703.16	5.375	799	60.52	75.97
14	1	155,124.71	0.04	155,124.71	5.750	813	70.00	70.00
16	1	490,169.53	0.13	490,169.53	5.050	788	20.83	41.67
17	1	71,296.17	0.02	71,296.17	4.800	807	14.31	14.31
18	1	711,245.94	0.19	711,245.94	4.450	811	36.46	55.21
19	1	711,188.35	0.19	711,188.35	4.600	797	56.13	69.60
20	3	1,093,323.28	0.29	364,441.09	4.502	785	26.93	32.02
21	1	165,118.19	0.04	165,118.19	4.500	742	53.97	53.97
23	1	196,299.63	0.05	196,299.63	5.800	796	74.46	74.46
25	4	1,775,018.58	0.47	443,754.65	4.452	773	44.29	52.79
26	6	3,123,345.76	0.83	520,557.63	5.016	768	58.12	63.42
27	2	1,073,285.39	0.29	536,642.69	4.346	801	37.94	40.32
28	5	1,693,479.96	0.45	338,695.99	4.311	797	57.29	62.97
29	3	999,755.81	0.27	333,251.94	4.292	797	35.26	44.92
30	6	2,573,753.09	0.69	428,958.85	4.347	781	41.15	49.55
31	32	16,196,776.95	4.32	506,149.28	4.435	775	48.08	56.20
Total:	473	375,227,254.13	100.00	793,292.29	4.882	773	60.69	64.20
The weighted average seasoning of the mortgage loans as of the cut-off date was approximately 9 months.

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Loan-to-Value Ratio of the Mortgage Loans at Origination
Range of Original Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
6.11 - 10.00	3	2,403,226.40	0.64	801,075.47	4.276	729	7.15	8.40
10.01 - 15.00	6	3,407,843.52	0.91	567,973.92	4.230	777	12.37	23.34
15.01 - 20.00	2	1,306,770.15	0.35	653,385.07	4.285	775	15.55	44.65
20.01 - 25.00	15	9,928,308.76	2.65	661,887.25	4.531	771	22.68	32.73
25.01 - 30.00	15	8,416,850.01	2.24	561,123.33	4.291	787	27.99	40.11
30.01 - 35.00	12	7,657,827.38	2.04	638,152.28	4.378	770	32.70	48.80
35.01 - 40.00	19	13,898,652.08	3.70	731,508.00	4.744	775	37.24	46.96
40.01 - 45.00	23	19,541,570.87	5.21	849,633.52	4.720	766	43.20	51.61
45.01 - 50.00	36	33,791,123.35	9.01	938,642.32	4.882	770	48.31	54.63
50.01 - 55.00	29	21,398,143.14	5.70	737,867.00	4.823	779	52.84	59.17
55.01 - 60.00	39	30,997,146.26	8.26	794,798.62	4.859	774	57.92	59.65
60.01 - 65.00	50	42,833,179.07	11.42	856,663.58	4.892	779	62.88	65.71
65.01 - 70.00	70	60,506,295.80	16.13	864,375.65	4.977	768	68.69	69.82
70.01 - 75.00	55	45,137,787.15	12.03	820,687.04	5.019	777	73.90	74.40
75.01 - 80.00	99	74,002,530.19	19.72	747,500.30	5.035	771	79.40	79.40
Total:	473	375,227,254.13	100.00	793,292.29	4.882	773	60.69	64.20
The weighted average loan-to-value ratio of the mortgage loans at origination was approximately 60.69%.

Sequoia Mortgage Trust 2011-2
Mortgage Pass-Through Certificates, Series 2011-2
PRELIMINARY TERM SHEET

Combined Loan-to-Value Ratio of the Mortgage Loans at Origination
Range of Original Combined Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
7.23 - 10.00	3	2,403,226.40	0.64	801,075.47	4.276	729	7.15	8.40
10.01 - 15.00	3	1,208,308.63	0.32	402,769.54	4.531	785	10.73	10.73
20.01 - 25.00	8	6,869,441.12	1.83	858,680.14	4.597	760	21.41	22.43
25.01 - 30.00	7	3,260,841.74	0.87	465,834.53	4.155	778	26.24	28.18
30.01 - 35.00	7	3,167,192.51	0.84	452,456.07	4.222	789	30.24	32.61
35.01 - 40.00	14	10,593,256.78	2.82	756,661.20	4.697	773	34.11	37.42
40.01 - 45.00	16	13,213,999.68	3.52	825,874.98	4.771	770	41.12	43.18
45.01 - 50.00	29	24,245,157.12	6.46	836,039.90	4.845	772	44.09	48.40
50.01 - 55.00	28	21,988,434.32	5.86	785,301.23	4.693	777	46.30	52.76
55.01 - 60.00	42	32,669,430.24	8.71	777,843.58	4.800	776	54.35	57.83
60.01 - 65.00	49	44,050,021.07	11.74	898,980.02	4.888	772	58.42	62.86
65.01 - 70.00	77	65,779,910.88	17.53	854,284.56	4.932	771	65.89	68.47
70.01 - 75.00	72	57,578,175.07	15.34	799,696.88	4.953	775	68.78	73.82
75.01 - 80.00	118	88,199,858.57	23.51	747,456.43	5.014	772	76.86	79.31
Total:	473	375,227,254.13	100.00	793,292.29	4.882	773	60.69	64.20
The weighed average combined loan-to-value ratio of the mortgage loans at origination was approximately 64.20%.  The original combined loan-to-value was calculated using the full lien amount (drawn and undrawn) for the second mortgage.  Using only the drawn amount of the second mortgage at the time of origination, the original combined loan-to-value ratio would have been approximately 63.97%

Credit Scores of the Mortgage Loans at Origination
Range of Original Credit Score	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
668 - 680	1	719,750.29	0.19	719,750.29	4.200	668	24.30	24.30
681 - 700	2	2,897,764.10	0.77	1,448,882.05	5.114	698	50.99	62.95
701 - 720	28	24,999,534.05	6.66	892,840.50	4.876	710	58.57	61.94
721 - 740	35	29,330,790.04	7.82	838,022.57	4.950	733	62.77	66.39
741 - 760	45	41,210,763.97	10.98	915,794.75	4.976	753	61.32	63.01
761 - 780	117	100,190,945.09	26.70	856,332.86	4.926	772	62.18	64.59
781 - 800	180	133,215,309.30	35.50	740,085.05	4.815	791	59.95	64.75
801 - 820	65	42,662,397.29	11.37	656,344.57	4.847	807	59.95	63.30
Total:	473	375,227,254.13	100.00	793,292.29	4.882	773	60.69	64.20
The weighted average credit score of the mortgage loans at origination was approximately 773.

Sequoia Mortgage Trust 2011-2
Mortgage Pass-Through Certificates, Series 2011-2
PRELIMINARY TERM SHEET

Documentation Type of the Mortgage Loans
Documentation Type	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
One Year Income with Assets	5	3,673,557.24	0.98	734,711.45	5.011	767	75.37	77.73
Two Years Income with Assets	468	371,553,696.89	99.02	793,918.16	4.880	773	60.54	64.07
Total:	473	375,227,254.13	100.00	793,292.29	4.882	773	60.69	64.20

Monthly Income of the Mortgage Borrower at Origination
Range of Monthly Income at Origination ($)	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
0.01 - 10,000.00	21	6,005,284.80	1.60	285,965.94	4.465	777	58.45	60.13
10,000.01 - 20,000.00	112	68,628,687.44	18.29	612,756.14	4.814	782	62.15	64.93
20,000.01 - 30,000.00	133	102,375,452.03	27.28	769,740.24	4.924	773	65.35	68.65
30,000.01 - 40,000.00	94	82,896,414.06	22.09	881,876.75	4.940	772	62.57	64.69
40,000.01 - 50,000.00	45	43,528,110.78	11.60	967,291.35	4.877	771	59.64	63.96
50,000.01 - 60,000.00	23	19,228,025.88	5.12	836,001.13	4.932	777	58.11	60.48
60,000.01 - 70,000.00	11	12,076,404.05	3.22	1,097,854.91	4.843	763	53.08	61.80
70,000.01 - 80,000.00	5	4,751,266.06	1.27	950,253.21	4.737	765	45.97	45.97
80,000.01 - 90,000.00	8	10,548,740.18	2.81	1,318,592.52	4.976	765	58.99	65.15
90,000.01 - 100,000.00	2	2,170,719.67	0.58	1,085,359.84	4.525	760	36.44	46.84
100,000.01 - 1,411,291.00	19	23,018,149.18	6.13	1,211,481.54	4.796	755	43.62	51.32
Total:	473	375,227,254.13	100.00	793,292.29	4.882	773	60.69	64.20
The weighted average monthly income of the mortgage borrower at origination was approximately $44,757.

Sequoia Mortgage Trust 2011-2
Mortgage Pass-Through Certificates, Series 2011-2
PRELIMINARY TERM SHEET

Debt-to-Income of the Mortgage Loans at Origination
Range of Original Debt-to-Income Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
1.74 - 5.00	5	3,327,804.86	0.89	665,560.97	4.547	754	47.91	49.89
5.01 - 10.00	12	10,439,929.80	2.78	869,994.15	4.572	763	47.72	48.22
10.01 - 15.00	31	23,448,131.47	6.25	756,391.34	4.870	769	53.94	61.48
15.01 - 20.00	48	35,801,943.06	9.54	745,873.81	4.809	774	55.22	57.99
20.01 - 25.00	85	65,079,613.52	17.34	765,642.51	4.909	774	59.98	63.57
25.01 - 30.00	96	79,322,077.22	21.14	826,271.64	4.956	775	64.60	67.04
30.01 - 35.00	77	59,247,900.15	15.79	769,453.25	4.850	773	61.18	66.32
35.01 - 40.00	77	60,691,138.34	16.17	788,196.60	4.882	773	62.83	67.17
40.01 - 45.00	34	30,149,960.54	8.04	886,763.55	4.893	771	64.40	65.58
45.01 - 50.00	6	5,727,992.19	1.53	954,665.36	4.923	763	70.84	70.84
55.01 - 60.00	1	995,424.27	0.27	995,424.27	5.300	799	23.81	23.81
65.01 - 66.58	1	995,338.71	0.27	995,338.71	5.200	793	35.71	35.71
Total:	473	375,227,254.13	100.00	793,292.29	4.882	773	60.69	64.20
The weighted average debt-to-income of the mortgage loans at origination was approximately 28.30%.

Sequoia Mortgage Trust 2011-2
Mortgage Pass-Through Certificates, Series 2011-2
PRELIMINARY TERM SHEET

Verified Assets of the Mortgage Borrower at Origination
Range of Assets Verified at Origination ($)	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
0.01 - 50,000.00	22	11,642,844.48	3.10	529,220.20	4.878	768	73.88	76.02
50,000.01 - 100,000.00	43	27,083,811.52	7.22	629,856.08	5.039	774	67.72	69.52
100,000.01 - 150,000.00	48	31,553,501.15	8.41	657,364.61	5.039	773	68.35	69.81
150,000.01 - 200,000.00	29	21,844,234.40	5.82	753,249.46	4.884	772	66.72	68.03
200,000.01 - 250,000.00	40	31,872,731.56	8.49	796,818.29	4.989	780	64.63	68.58
250,000.01 - 300,000.00	27	20,738,060.88	5.53	768,076.33	4.901	774	67.55	69.95
300,000.01 - 350,000.00	22	18,920,533.00	5.04	860,024.23	5.005	775	67.01	68.52
350,000.01 - 400,000.00	18	16,013,594.64	4.27	889,644.15	5.040	765	66.73	68.45
400,000.01 - 450,000.00	18	14,168,658.55	3.78	787,147.70	4.671	771	62.03	64.40
450,000.01 - 500,000.00	5	2,904,758.36	0.77	580,951.67	4.799	761	71.85	73.09
500,000.01 - 550,000.00	13	10,735,191.41	2.86	825,783.95	4.856	760	60.10	62.85
550,000.01 - 600,000.00	9	7,512,496.28	2.00	834,721.81	4.889	776	63.55	67.00
600,000.01 - 650,000.00	9	7,445,562.16	1.98	827,284.68	5.022	775	60.25	62.56
650,000.01 - 700,000.00	13	10,252,798.01	2.73	788,676.77	4.706	787	61.44	64.57
700,000.01 - 750,000.00	5	3,864,529.18	1.03	772,905.84	4.764	776	58.86	63.68
750,000.01 - 800,000.00	5	4,709,295.61	1.26	941,859.12	4.801	782	62.06	62.06
800,000.01 - 850,000.00	5	4,218,657.50	1.12	843,731.50	5.026	794	61.17	66.87
850,000.01 - 900,000.00	10	8,180,741.62	2.18	818,074.16	4.931	766	52.11	57.81
900,000.01 - 950,000.00	7	5,926,492.11	1.58	846,641.73	4.968	753	66.69	66.69
950,000.01 - 1,000,000.00	7	7,970,861.11	2.12	1,138,694.44	4.919	792	62.77	70.69
1,000,000.01 - 19,811,261.00	118	107,667,900.60	28.69	912,439.84	4.745	770	49.02	55.00
Total:	473	375,227,254.13	100.00	793,292.29	4.882	773	60.69	64.20
The weighted average verified assets of the mortgage borrower at origination was approximately $1,126,919.

Self-Employment Status of the Mortgage Borrower at Origination
Self-Employed Status at Origination	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
Not Self-Employed	337	258,511,641.68	68.89	767,096.86	4.887	774	62.49	65.96
Self-Employed	136	116,715,612.45	31.11	858,203.03	4.870	771	56.71	60.31
Total:	473	375,227,254.13	100.00	793,292.29	4.882	773	60.69	64.20

Sequoia Mortgage Trust 2011-2
Mortgage Pass-Through Certificates, Series 2011-2
PRELIMINARY TERM SHEET

Interest-Only Term of the Mortgage Loans at Origination
Original Interest Only Term (Months)	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
120	3	3,562,499.00	0.95	1,187,499.67	4.959	786	62.45	62.45
None	470	371,664,755.13	99.05	790,776.07	4.881	773	60.67	64.22
Total:	473	375,227,254.13	100.00	793,292.29	4.882	773	60.69	64.20

Occupancy Type of the Mortgage Loans
Occupancy Type	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
Primary	442	356,908,143.49	95.12	807,484.49	4.875	773	60.64	64.18
Second Home	21	14,402,413.19	3.84	685,829.20	5.011	767	64.40	67.40
Investor	10	3,916,697.45	1.04	391,669.75	5.020	765	51.41	54.65
Total:	473	375,227,254.13	100.00	793,292.29	4.882	773	60.69	64.20

Loan Purpose of the Mortgage Loans
Loan Purpose	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
Rate/Term Refinance	280	209,402,162.45	55.81	747,864.87	4.795	773	54.70	60.31
Purchase	171	148,235,310.93	39.51	866,873.16	4.979	771	69.44	70.25
Cash Out Refinance	21	16,689,501.03	4.45	794,738.14	5.086	784	57.99	59.34
Construction to Permanent	1	900,279.72	0.24	900,279.72	5.125	759	64.13	64.13
Total:	473	375,227,254.13	100.00	793,292.29	4.882	773	60.69	64.20

Sequoia Mortgage Trust 2011-2
Mortgage Pass-Through Certificates, Series 2011-2
PRELIMINARY TERM SHEET

Property Types of the Mortgage Loans
Property Type	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
Single Family Detached	321	266,872,843.97	71.12	831,379.58	4.866	771	60.22	64.27
PUD	89	61,629,437.36	16.42	692,465.59	5.040	774	66.86	68.70
Condo	35	21,614,458.07	5.76	617,555.94	4.789	784	61.61	66.02
Co-op	17	16,000,497.70	4.26	941,205.75	4.654	784	45.95	46.45
Two-Four Family	9	6,216,574.80	1.66	690,730.53	4.947	774	54.00	56.94
Single Family Attached	2	2,893,442.23	0.77	1,446,721.12	4.724	754	61.50	62.25
Total:	473	375,227,254.13	100.00	793,292.29	4.882	773	60.69	64.20

Sequoia Mortgage Trust 2011-2
Mortgage Pass-Through Certificates, Series 2011-2
PRELIMINARY TERM SHEET

Geographic Concentration of the Mortgage Loans (States)
State	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
California	244	201,255,724.26	53.64	824,818.54	4.808	771	58.38	62.44
New York	28	27,004,195.02	7.20	964,435.54	4.777	777	50.16	52.39
Massachusetts	27	23,822,680.61	6.35	882,321.50	4.827	770	68.06	70.60
Georgia	20	14,029,055.08	3.74	701,452.75	4.968	778	63.95	68.38
Texas	17	11,434,161.70	3.05	672,597.75	5.166	773	74.72	74.72
Florida	14	9,649,243.76	2.57	689,231.70	5.028	785	68.38	69.31
Washington	12	8,654,811.07	2.31	721,234.26	5.244	769	69.54	73.29
New Jersey	9	8,421,313.23	2.24	935,701.47	4.965	777	64.74	66.72
Oregon	12	7,443,283.41	1.98	620,273.62	4.853	760	54.78	62.79
Arizona	10	7,395,058.75	1.97	739,505.88	5.100	771	64.19	68.82
Colorado	11	7,379,706.37	1.97	670,882.40	5.002	767	65.78	69.42
Minnesota	7	5,305,821.15	1.41	757,974.45	5.012	797	65.38	71.51
Virginia	7	4,954,586.96	1.32	707,798.14	5.075	769	62.52	62.52
North Carolina	6	4,193,530.28	1.12	698,921.71	5.047	777	59.22	63.29
Illinois	5	3,842,427.76	1.02	768,485.55	5.147	765	72.71	77.11
South Carolina	5	3,632,293.00	0.97	726,458.60	4.893	771	50.46	54.22
Connecticut	5	3,373,150.63	0.90	674,630.13	4.791	768	60.33	68.36
Pennsylvania	5	3,318,637.27	0.88	663,727.45	5.058	774	69.36	69.36
District of Columbia	4	3,047,911.32	0.81	761,977.83	4.843	779	52.95	59.06
Tennessee	3	2,178,511.79	0.58	726,170.60	5.058	753	66.31	66.31
Maryland	3	2,001,969.66	0.53	667,323.22	5.075	769	77.81	77.81
Nevada	3	1,883,503.56	0.50	627,834.52	5.125	784	68.23	68.23
New Hampshire	2	1,280,370.76	0.34	640,185.38	5.125	783	49.95	49.95
Alabama	2	1,092,280.42	0.29	546,140.21	5.063	790	61.18	61.18
Kansas	1	929,896.24	0.25	929,896.24	5.125	800	80.00	80.00
Montana	1	804,076.64	0.21	804,076.64	5.250	773	79.31	79.31
Hawaii	1	802,920.57	0.21	802,920.57	5.250	789	61.98	61.98
Ohio	1	773,203.75	0.21	773,203.75	4.875	812	60.00	60.00
Louisiana	1	760,362.94	0.20	760,362.94	5.250	770	70.00	70.00
Wisconsin	1	753,378.36	0.20	753,378.36	4.875	808	80.00	80.00
Rhode Island	1	737,806.67	0.20	737,806.67	5.125	772	80.00	80.00
Idaho	1	722,699.83	0.19	722,699.83	4.300	793	60.81	60.81
Indiana	1	703,827.09	0.19	703,827.09	5.250	775	80.00	80.00
Mississippi	1	573,942.25	0.15	573,942.25	5.125	732	52.55	74.91
Michigan	1	564,351.91	0.15	564,351.91	5.250	783	64.20	64.20
Maine	1	506,560.06	0.14	506,560.06	5.250	801	51.40	51.40
Total:	473	375,227,254.13	100.00	793,292.29	4.882	773	60.69	64.20

Sequoia Mortgage Trust 2011-2
Mortgage Pass-Through Certificates, Series 2011-2
PRELIMINARY TERM SHEET

Geographic Concentration of the Mortgage Loans (Top 10 Cities)
City	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
San Francisco, CA	43	38,122,045.34	10.16	886,559.19	4.780	774	54.72	57.96
New York, NY	18	18,005,697.13	4.80	1,000,316.51	4.678	787	44.13	46.38
Los Angeles, CA	18	15,432,226.98	4.11	857,345.94	4.770	767	52.85	57.86
Menlo Park, CA	11	9,863,349.66	2.63	896,668.15	4.662	767	56.37	60.09
Atlanta, GA	13	9,516,269.31	2.54	732,020.72	4.986	776	62.57	68.11
Hillsborough, CA	9	9,471,374.40	2.52	1,052,374.93	4.877	771	40.66	51.43
Boston, MA	6	6,024,194.42	1.61	1,004,032.40	4.682	753	68.91	69.27
Mill Valley, CA	7	5,915,554.55	1.58	845,079.22	4.933	772	67.25	70.33
Burlingame, CA	6	4,853,761.15	1.29	808,960.19	4.720	759	49.11	55.11
Palo Alto, CA	10	4,798,215.95	1.28	479,821.60	4.333	790	49.16	63.13
Other	332	253,224,565.24	67.49	762,724.59	4.940	773	64.18	67.22
Total:	473	375,227,254.13	100.00	793,292.29	4.882	773	60.69	64.20

Original Term to Maturity of the Mortgage Loans
Original Term To Maturity (Months)	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
349	1	900,279.72	0.24	900,279.72	5.125	759	64.13	64.13
360	472	374,326,974.41	99.76	793,065.62	4.881	773	60.68	64.20
Total:	473	375,227,254.13	100.00	793,292.29	4.882	773	60.69	64.20
The weighted average original term to maturity of the mortgage loans at origination was approximately 360 months.

Sequoia Mortgage Trust 2011-2
Mortgage Pass-Through Certificates, Series 2011-2
PRELIMINARY TERM SHEET

Remaining Term to Maturity of the Mortgage Loans
Remaining Term To Maturity (Months)	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
329	32	16,196,776.95	4.32	506,149.28	4.435	775	48.08	56.20
330	6	2,573,753.09	0.69	428,958.85	4.347	781	41.15	49.55
331	3	999,755.81	0.27	333,251.94	4.292	797	35.26	44.92
332	5	1,693,479.96	0.45	338,695.99	4.311	797	57.29	62.97
333	2	1,073,285.39	0.29	536,642.69	4.346	801	37.94	40.32
334	6	3,123,345.76	0.83	520,557.63	5.016	768	58.12	63.42
335	4	1,775,018.58	0.47	443,754.65	4.452	773	44.29	52.79
337	1	196,299.63	0.05	196,299.63	5.800	796	74.46	74.46
339	1	165,118.19	0.04	165,118.19	4.500	742	53.97	53.97
340	3	1,093,323.28	0.29	364,441.09	4.502	785	26.93	32.02
341	2	1,611,468.07	0.43	805,734.03	4.893	776	60.60	66.54
342	1	711,245.94	0.19	711,245.94	4.450	811	36.46	55.21
343	1	71,296.17	0.02	71,296.17	4.800	807	14.31	14.31
344	1	490,169.53	0.13	490,169.53	5.050	788	20.83	41.67
346	1	155,124.71	0.04	155,124.71	5.750	813	70.00	70.00
347	1	655,703.16	0.17	655,703.16	5.375	799	60.52	75.97
348	8	7,617,179.14	2.03	952,147.39	4.891	758	55.09	62.58
349	26	24,713,222.11	6.59	950,508.54	4.705	768	59.74	62.89
350	26	23,377,173.70	6.23	899,122.07	4.754	780	60.25	63.85
351	40	31,777,452.31	8.47	794,436.31	4.602	770	51.91	57.70
352	69	56,008,665.38	14.93	811,719.79	4.722	778	60.47	63.87
353	90	68,812,209.85	18.34	764,580.11	4.920	774	61.31	64.86
354	26	20,967,096.07	5.59	806,426.77	5.059	756	67.93	70.07
355	29	25,845,922.31	6.89	891,238.70	5.222	774	64.50	65.73
356	24	21,669,034.73	5.77	902,876.45	5.150	778	65.04	66.25
357	43	42,586,418.94	11.35	990,381.84	5.168	768	66.92	68.98
358	17	15,510,947.88	4.13	912,408.70	5.026	769	66.25	68.49
359	5	3,756,767.49	1.00	751,353.50	5.108	765	73.93	73.93
Total:	473	375,227,254.13	100.00	793,292.29	4.882	773	60.69	64.20
The weighted average remaining term to maturity of the mortgage loans as of the cut-off was approximately 351 months.

Sequoia Mortgage Trust 2011-2
Mortgage Pass-Through Certificates, Series 2011-2
PRELIMINARY TERM SHEET

Prepayment Penalty Term of the Mortgage Loans at Origination
Original Prepayment Penalty Term	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
None	362	245,663,055.59	65.47	678,627.23	4.869	776	61.01	64.83
36 Months	2	3,057,087.70	0.81	1,528,543.85	4.520	743	43.42	45.12
48 Months	1	1,890,636.62	0.50	1,890,636.62	4.800	710	42.67	62.22
60 Months	108	124,616,474.22	33.21	1,153,856.24	4.915	768	60.75	63.47
Total:	473	375,227,254.13	100.00	793,292.29	4.882	773	60.69	64.20

Originators of the Mortgage Loans
Originator	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
First Republic Bank	247	198,675,719.71	52.95	804,355.14	4.716	771	54.91	59.95
PHH Mortgage Corporation	129	101,079,916.34	26.94	783,565.24	5.080	775	69.10	69.70
Wells Fargo	37	29,961,456.82	7.98	809,769.10	5.002	775	63.14	67.55
SunTrust Mortgage	37	27,133,902.23	7.23	733,348.71	4.942	782	60.02	63.77
Prime Lending	18	14,951,206.48	3.98	830,622.58	5.300	771	73.64	74.31
Sterling Savings Bank	5	3,425,052.55	0.91	685,010.51	5.273	747	75.00	78.91
Total:	473	375,227,254.13	100.00	793,292.29	4.882	773	60.69	64.20

Channel of the Mortgage Loans
Channel	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
Retail	473	375,227,254.13	100.00	793,292.29	4.882	773	60.69	64.20
Total:	473	375,227,254.13	100.00	793,292.29	4.882	773	60.69	64.20

Sequoia Mortgage Trust 2011-2
Mortgage Pass-Through Certificates, Series 2011-2
PRELIMINARY TERM SHEET

Servicers of the Mortgage Loans
Servicer	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
First Republic Bank	247	198,675,719.71	52.95	804,355.14	4.716	771	54.91	59.95
PHH Mortgage Corporation	129	101,079,916.34	26.94	783,565.24	5.080	775	69.10	69.70
Wells Fargo	37	29,961,456.82	7.98	809,769.10	5.002	775	63.14	67.55
SunTrust Mortgage	37	27,133,902.23	7.23	733,348.71	4.942	782	60.02	63.77
Select Portfolio Servicing	23	18,376,259.03	4.90	798,967.78	5.295	766	73.89	75.17
Total:	473	375,227,254.13	100.00	793,292.29	4.882	773	60.69	64.20

Lien Position of the Mortgage Loans at Origination
Lien Position at Origination	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
First	473	375,227,254.13	100.00	793,292.29	4.882	773	60.69	64.20
Total:	473	375,227,254.13	100.00	793,292.29	4.882	773	60.69	64.20

Loans with Seconds at Origination
Loans with Seconds at Origination	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
Had Second at Origination	116	88,772,223.95	23.66	765,277.79	4.681	773	47.37	62.22
None	357	286,455,030.18	76.34	802,395.04	4.944	773	64.82	64.82
Total:	473	375,227,254.13	100.00	793,292.29	4.882	773	60.69	64.20

Mortgage Insurance Status of the Mortgage Loans at Origination
Mortgage Insurance Status at Origination	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
No PMI	473	375,227,254.13	100.00	793,292.29	4.882	773	60.69	64.20
Total:	473	375,227,254.13	100.00	793,292.29	4.882	773	60.69	64.20

Sequoia Mortgage Trust 2011-2
Mortgage Pass-Through Certificates, Series 2011-2
PRELIMINARY TERM SHEET

Origination Date of the Mortgage Loans
Origination Date	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
January 2009	30	15,334,868.63	4.09	511,162.29	4.426	775	48.66	56.41
February 2009	8	3,435,661.41	0.92	429,457.68	4.407	779	40.28	50.28
March 2009	3	999,755.81	0.27	333,251.94	4.292	797	35.26	44.92
April 2009	5	1,693,479.96	0.45	338,695.99	4.311	797	57.29	62.97
May 2009	2	1,073,285.39	0.29	536,642.69	4.346	801	37.94	40.32
June 2009	5	2,574,367.30	0.69	514,873.46	5.009	759	61.20	61.20
July 2009	5	2,323,997.04	0.62	464,799.41	4.593	781	44.14	57.77
September 2009	1	196,299.63	0.05	196,299.63	5.800	796	74.46	74.46
November 2009	1	165,118.19	0.04	165,118.19	4.500	742	53.97	53.97
December 2009	2	687,905.16	0.18	343,952.58	4.562	781	25.74	33.82
January 2010	3	2,016,886.19	0.54	672,295.40	4.794	779	54.24	58.99
February 2010	1	711,245.94	0.19	711,245.94	4.450	811	36.46	55.21
March 2010	1	71,296.17	0.02	71,296.17	4.800	807	14.31	14.31
April 2010	1	490,169.53	0.13	490,169.53	5.050	788	20.83	41.67
June 2010	1	155,124.71	0.04	155,124.71	5.750	813	70.00	70.00
August 2010	9	8,272,882.30	2.20	919,209.14	4.929	761	55.52	63.65
September 2010	24	23,219,141.99	6.19	967,464.25	4.726	769	62.13	65.36
October 2010	28	25,091,743.66	6.69	896,133.70	4.751	780	59.08	62.31
November 2010	39	31,938,677.52	8.51	818,940.45	4.605	769	51.30	57.26
December 2010	67	53,279,770.99	14.20	795,220.46	4.709	778	60.38	63.84
January 2011	92	70,976,052.92	18.92	771,478.84	4.915	774	61.27	64.79
February 2011	31	24,970,530.58	6.65	805,500.99	5.077	760	65.45	68.05
March 2011	26	23,322,659.59	6.22	897,025.37	5.233	774	67.12	67.61
April 2011	26	24,657,230.43	6.57	948,355.02	5.148	777	64.67	65.73
May 2011	42	40,105,230.61	10.69	954,886.44	5.159	768	66.63	69.46
June 2011	15	13,707,104.99	3.65	913,807.00	5.024	766	67.34	68.01
July 2011	5	3,756,767.49	1.00	751,353.50	5.108	765	73.93	73.93
Total:	473	375,227,254.13	100.00	793,292.29	4.882	773	60.69	64.20

Sequoia Mortgage Trust 2011-2
Mortgage Pass-Through Certificates, Series 2011-2
PRELIMINARY TERM SHEET

Maturity Date of the Mortgage Loans
Maturity Date	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
February 2039	32	16,196,776.95	4.32	506,149.28	4.435	775	48.08	56.20
March 2039	6	2,573,753.09	0.69	428,958.85	4.347	781	41.15	49.55
April 2039	3	999,755.81	0.27	333,251.94	4.292	797	35.26	44.92
May 2039	5	1,693,479.96	0.45	338,695.99	4.311	797	57.29	62.97
June 2039	2	1,073,285.39	0.29	536,642.69	4.346	801	37.94	40.32
July 2039	6	3,123,345.76	0.83	520,557.63	5.016	768	58.12	63.42
August 2039	4	1,775,018.58	0.47	443,754.65	4.452	773	44.29	52.79
October 2039	1	196,299.63	0.05	196,299.63	5.800	796	74.46	74.46
December 2039	1	165,118.19	0.04	165,118.19	4.500	742	53.97	53.97
January 2040	3	1,093,323.28	0.29	364,441.09	4.502	785	26.93	32.02
February 2040	2	1,611,468.07	0.43	805,734.03	4.893	776	60.60	66.54
March 2040	1	711,245.94	0.19	711,245.94	4.450	811	36.46	55.21
April 2040	1	71,296.17	0.02	71,296.17	4.800	807	14.31	14.31
May 2040	1	490,169.53	0.13	490,169.53	5.050	788	20.83	41.67
July 2040	1	155,124.71	0.04	155,124.71	5.750	813	70.00	70.00
August 2040	1	655,703.16	0.17	655,703.16	5.375	799	60.52	75.97
September 2040	8	7,617,179.14	2.03	952,147.39	4.891	758	55.09	62.58
October 2040	26	24,713,222.11	6.59	950,508.54	4.705	768	59.74	62.89
November 2040	26	23,377,173.70	6.23	899,122.07	4.754	780	60.25	63.85
December 2040	40	31,777,452.31	8.47	794,436.31	4.602	770	51.91	57.70
January 2041	69	56,008,665.38	14.93	811,719.79	4.722	778	60.47	63.87
February 2041	90	68,812,209.85	18.34	764,580.11	4.920	774	61.31	64.86
March 2041	26	20,967,096.07	5.59	806,426.77	5.059	756	67.93	70.07
April 2041	29	25,845,922.31	6.89	891,238.70	5.222	774	64.50	65.73
May 2041	24	21,669,034.73	5.77	902,876.45	5.150	778	65.04	66.25
June 2041	43	42,586,418.94	11.35	990,381.84	5.168	768	66.92	68.98
July 2041	17	15,510,947.88	4.13	912,408.70	5.026	769	66.25	68.49
August 2041	5	3,756,767.49	1.00	751,353.50	5.108	765	73.93	73.93
Total:	473	375,227,254.13	100.00	793,292.29	4.882	773	60.69	64.20

Delinquency Status of the Mortgage Loans
Delinquency Status	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
Current	473	375,227,254.13	100.00	793,292.29	4.882	773	60.69	64.20
Total:	473	375,227,254.13	100.00	793,292.29	4.882	773	60.69	64.20

Sequoia Mortgage Trust 2011-2
Mortgage Pass-Through Certificates, Series 2011-2
PRELIMINARY TERM SHEET

Historical Delinquency of the Mortgage Loans
Historical Delinquency (Past 12 Months)	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
Never Delinquent	473	375,227,254.13	100.00	793,292.29	4.882	773	60.69	64.20
Total:	473	375,227,254.13	100.00	793,292.29	4.882	773	60.69	64.20

Sequoia Mortgage Trust 2011-2
Mortgage Pass-Through Certificates, Series 2011-2
PRELIMINARY TERM SHEET

CONTACTS

TRADING

Brian Chin	212-325-0357	brian.m.chin@credit-suisse.com
Jim Buccola	212-325-0357	james.buccola@credit-suisse.com
Gary Buchalter	212-325-0357	gary.buchalter@credit-suisse.com
Christian Wall	212-325-0357	christian.wall@credit-suisse.com

STRUCTURED FINANCE

Peter Sack	212-325-7892	peter.sack@credit-suisse.com
Deirdre Harrington	212-325-7995	deirdre.harrington@credit-suisse.com
Daniel King	212-538-6607	daniel.king@credit-suisse.com
Hemant Tekchandani	212-538-4177	hemant.tekchandani@credit-suisse.com

LEGAL
Gene Haldeman	212-325-4053	gene.haldeman@credit-suisse.com